As filed with the Securities and Exchange Commission on June 3, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

EXTERRAN HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	74-3204509
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

16666 Northchase Drive, Houston, Texas 77060
(281) 836-7000
(Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices)

Donald C. Wayne	Copy to:
Senior Vice President, General Counsel	Ryan J. Maierson
and Secretary	Baker Botts L.L.P.
16666 Northchase Drive	910 Louisiana Street
Houston, Texas 77060	Houston, Texas 77002
(281) 836-7000	(713) 229-1234
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
                                     (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Title of Securities	Proposed Maximum Offering Price per Share/	Amount of
to be Registered	Proposed Maximum Aggregate Offering Price(1)	Registration Fee(2)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Debt Securities
Warrants

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

Exterran Holdings, Inc.

Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants

We may from time to time offer and sell common stock, preferred stock, debt securities, warrants, units or depositary shares. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “EXH.”

Investing in our securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 3, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read the prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement, or in any document incorporated by reference is accurate as of any date other than the date of the document containing the information.

As used in this prospectus, “we,” “us,” “our,” and the “Company” mean Exterran Holdings, Inc. and, where the context requires, includes our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC in accordance with the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.exterran.com. Information contained on our website is not part of this prospectus. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

This prospectus is a part of the registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as on the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the following documents (other than documents or information furnished but not filed for purposes of the Exchange Act):

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 26, 2009, and as modified by our current report on Form 8-K filed with the SEC on June 3, 2009 for the retrospective application of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment to ARB No. 51 (“SFAS 160”);

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2009;

•	Our current reports on Form 8-K filed with the SEC on February 10, 2009, February 26, 2009, March 6, 2009, March 25, 2009, June 1, 2009 and June 3, 2009 (related to SFAS 160 only); and

•	The description of our common stock contained in our current report on Form 8-K filed with the SEC on August 20, 2007.

In addition, all documents we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K), will be incorporated by reference until all of the offered securities are sold.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to Investor Relations, Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060, (281) 836-7000.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “strategy,” “could,” “should” or “will” or the negative of those terms or other variations of them or comparable terminology. In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate revenue, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability or the ability of our affiliates to control or predict. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things:

•	conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas, which could cause a decline in the demand for our compression and oil and natural gas production and processing equipment and services;

•	our reduced profit margins or the loss of market share resulting from competition or the introduction of competing technologies by other companies;

•	the success of our subsidiaries, including Exterran Partners, L.P. (along with its subsidiaries, the “Partnership”);

•	changes in economic or political conditions in the countries in which we do business, including civil uprisings, riots, terrorism, kidnappings, the taking of property without fair compensation and legislative changes;

•	changes in currency exchange rates and restrictions on currency repatriation;

•	the inherent risks associated with our operations, such as equipment defects, malfunctions and natural disasters;

•	the risk that counterparties will not perform their obligations under our financial instruments;

•	the creditworthiness of our customers;

•	our ability to timely and cost-effectively obtain components necessary to conduct our business;

•	employment workforce factors, including our ability to hire, train and retain key employees;

•	our ability to implement certain business and financial objectives, such as:

•	international expansion;

•	sales of additional U.S. contract operations contracts and equipment to the Partnership;

•	timely and cost-effective execution of projects;

•	integrating acquired businesses;

•	generating sufficient cash; and

•	accessing the capital markets at an acceptable cost;

•	liability related to the use of our products and services;

•	changes in governmental safety, health, environmental and other regulations, which could require us to make significant expenditures; and

•	our level of indebtedness and ability to fund our business.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” included herein and in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other SEC filings.

EXTERRAN HOLDINGS, INC.

We are a global market leader in the full service natural gas compression business and a premier provider of operations, maintenance, service and equipment for oil and natural gas production, processing and transportation applications. Our global customer base consists of companies engaged in all aspects of the oil and natural gas industry, including large integrated oil and natural gas companies, national oil and natural gas companies, independent producers and natural gas processors, gatherers and pipelines.

We were incorporated on February 2, 2007 as a wholly owned subsidiary of Universal Compression Holdings, Inc. (“Universal”). On August 20, 2007, Universal and Hanover Compressor Company (“Hanover”) merged into our wholly owned subsidiaries, and we became the parent entity of Universal and Hanover. Immediately following the completion of the merger, Universal merged with and into us. Our common stock is traded on the New York Stock Exchange under the symbol “EXH.”

We are the indirect majority owner of the Partnership, a master limited partnership that provides natural gas contract operations services to customers throughout the United States. As of March 31, 2009, public unitholders held a 43% ownership interest in the Partnership and we owned the remaining equity interest, including the general partner interest and all incentive distribution rights. The general partner of the Partnership is our subsidiary, and we consolidate the financial position and results of operations of the Partnership.

Our executive offices are located at 16666 Northchase Drive, Houston, Texas 77060, and our telephone number is (281) 836-7000.

RISK FACTORS

An investment in our securities involves risks. Before you invest in the securities covered by this prospectus, you should carefully consider all of the information contained in or incorporated by reference in this prospectus and any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the “Risk Factors” described in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks come to fruition, our business, financial condition or results of operation could be materially and adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital,

•	capital expenditures,

•	acquisitions, and

•	the repayment or refinancing of our debt.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of this table, “earnings” are defined as income (loss) from continuing operations before taxes, less equity in (income) loss of non-consolidated affiliates, plus interest on indebtedness, amortization of capitalized interest, amortization of leasing expense and the estimated interest factor attributable to rental expense. “Fixed charges” consist of interest, including capitalized interest, on all indebtedness, amortization of debt discounts and expenses incurred on issuances, and an estimate of the interest factor within rental expense.

	Three
	Months
	Ended	Year Ended
	March 31,	December 31,
	2009	2008(1)	2007	2006	2005(2)	2004(3)

Ratio of earnings to fixed charges	2.43	—	1.21	1.86	—	—

(1)	Due to a loss for the year ended December 31, 2008, the ratio was less than 1:1. We would have had to generate additional pre-tax earnings of $986.9 million to achieve coverage of 1:1. In the fourth quarter of 2008, we recorded a goodwill impairment charge of $1,148.4 million and an impairment charge of $21.6 million to reduce the carrying amount of our assets associated with the Cawthorne Channel Project to their estimated fair value. For more information regarding these pre-tax charges, see Notes 9 and 20, respectively, to the consolidated financial statements included in our Current Report on Form 8-K dated June 3, 2009.

(2)	Due to a loss for the year ended December 31, 2005, the ratio was less than 1:1. We would have had to generate additional pre-tax earnings of $11.8 million to achieve coverage of 1:1. During the year, we recorded $9.8 million in pre-tax charges. For a description of these pre-tax charges, see Note 22 in the notes to the consolidated financial statements included in Hanover’s Annual Report on Form 10-K for the year ended December 31, 2005.

(3)	Due to a loss for the year ended December 31, 2004, the ratio was less than 1:1. We would have had to generate additional pre-tax earnings of $38.7 million to achieve coverage of 1:1. During the year, we recorded $0.4 million in pre-tax benefit. For a description of this pre-tax benefit, see Note 22 in the notes to the consolidated financial statements included in Hanover’s Annual Report on Form 10-K for the year ended December 31, 2005.

DESCRIPTION OF CAPITAL STOCK

General

The following discussion of our capital stock is a summary of the provisions of our Restated Certificate of Incorporation (“Certificate of Incorporation”), our Second Amended and Restated Bylaws (“Bylaws”) and provisions of applicable law. This discussion is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, which we have filed with the SEC.

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share. Cumulative voting of shares of common stock is not permitted. Except as expressly conferred under prescribed conditions to the holders of preferred stock or as otherwise required by law, the holders of our common stock possess all voting power that may be exercised by our stockholders.

Dividend Rights

Holders of our common stock are entitled to share ratably in any dividends our board of directors may declare on the common stock, subject to any preferential rights of the holders of any of our preferred stock that may be outstanding and any restrictions that may be imposed by instruments governing any indebtedness of us or our subsidiaries.

Liquidation Rights

If we liquidate or dissolve, the holders of our common stock will be entitled to share ratably in all remaining assets available for distribution after payment or provision for our liabilities and the liquidation preference of any of our preferred stock that may be outstanding.

Preemptive Rights

No holder of shares of any class or series of our capital stock or holder of any security or obligation convertible into shares of any class or series of our capital stock will have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “EXH.”

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 50,000,000 shares of preferred stock in one or more series. Our board of directors has the full authority permitted by the laws of the state of Delaware to determine the designations, powers, preferences and rights, including voting rights and rights upon our liquidation, of any series of our preferred stock.

Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have an Anti-Takeover Effect

Certain provisions of our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law may have the effect of delaying, preventing or making more difficult a change of control of us or the removal of our directors by means of a tender offer, a proxy contest or otherwise.

Number of Members of Board of Directors

Our Certificate of Incorporation provides that the number of directors that constitute our entire board of directors will be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by a majority of the board of directors. This provision permits our board of directors, if it so elects, to increase the number of members of the board of directors. Our Bylaws permit our board of directors to fill any vacancies resulting from such an increase with its own designees. All of our directors are elected annually by the stockholders for a term of one year (i.e., the board is not classified).

Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws provide that only our president, the chairman of the board or a majority of our board of directors may call a special meeting of stockholders. This provision may delay or prevent a stockholder from removing a director from the board of directors or from gaining control of the board.

Advance Notice of Proposals and Nominations

Our Bylaws provide that at any annual meeting of stockholders, the only nominations of persons for election to our board of directors to be considered and the only business to be conducted will be the nominations made or business brought before the meeting (i) pursuant to a notice of meeting delivered at the direction of our board of directors, (ii) by or at the direction of our board of directors or any committee thereof or (iii) by a stockholder who is entitled to vote at the meeting and who complies with the advance notice procedures set forth in the Bylaws. For nominations and other business to be properly brought before an annual meeting of stockholders pursuant to clause (iii) above, the stockholder must deliver written notice to our corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we mailed our proxy materials for the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than 30 days prior to, or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 130 days prior to such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made. Similar procedures apply to nominations of persons for election to our board of directors at any special meeting of the stockholders called for the purpose of electing directors, except that such notice must be delivered to our corporate secretary not more than 120 days prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) if the first public announcement of such special meeting is less than 100 days prior to such special meeting, the tenth day following the day on which public announcement of the date of such special meeting is first made.

Our Bylaws require any stockholder proposing to nominate a person for election as a director to provide certain information in the notice, including information relating to the nominee and information about compensation agreements, arrangements and understandings and other material relationships with the nominee. The Bylaws also require any stockholder submitting a proposal for business to be considered by the stockholders at the meeting to provide in the notice a brief description of the business to be brought before the meeting, the reasons for conducting it at the meeting and any material interest in the business of the stockholder and any beneficial owner on whose behalf the proposal is made. In the case of either director nominations or proposals for other business, the notice must include information about, among other things, the identity of the stockholder and any such beneficial owner, their ownership of stock of the Company and related securities or derivative instruments, proxies or other rights to vote shares of the Company, short interest in securities of the Company, interests in shares or related derivative instruments that are held through certain partnerships, and any performance-related fees to which they are entitled based on the value of shares of the Company or related derivative instruments. The notice must also include representations that the stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting and must include statements about delivery of proxy materials to stockholders.

The Proposing Person must update and supplement the required information 10 business days prior to the date of the meeting. The Bylaws also provide that a Proposing Person must be a stockholder of record as of the time of giving the notice provided for in the Bylaws and at the time of the meeting at which the nomination or proposal will be considered.

These provisions may have the effect of preventing or hindering stockholders from bringing matters before an annual meeting or special meeting of stockholders or from nominating candidates for election as directors at stockholder meetings.

Action by Stockholders

Our Certificate of Incorporation provides that any action that may be taken by our stockholders must be taken at a duly called annual or special meeting of such holders and not by written consent in lieu of a meeting.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. The provisions of Section 203 prohibit a publicly-held Delaware corporation from engaging in certain “business combinations” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

•	prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by our board of directors;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock, other than statutorily excluded shares; or

•	on or after the date that the person became an interested stockholder, the business combination is approved by our board of directors and by the holders of at least two-thirds of our outstanding voting stock, not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who together with that person’s affiliates and associates owns, or within the previous three years did own, 15% or more of our voting stock.

Under some circumstances, Section 203 may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

Preferred Stock

The issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock, discourage an unsolicited acquisition proposal or make it more difficult for a third party to gain control of our company. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board could act in a manner that would discourage an acquisition attempt or other transaction that some of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. Our board of directors does not presently intend to seek stockholder approval prior to any issuance of currently authorized stock unless otherwise required by law or the rules of the New York Stock Exchange.

Limitations of Liability and Indemnification Matters

Our Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Any repeal or modification of the limitation of the directors’ liability to us by our stockholders will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify and advance expenses to our officers and directors to the fullest extent permitted by applicable law. The inclusion of these provisions in our Certificate of Incorporation and Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty as a director, even though such an action, if successful, might otherwise have benefited us and our stockholders.

DESCRIPTION OF DEBT SECURITIES

Our debt securities covered by this prospectus will be our general unsecured obligations. We may issue senior debt securities on a senior unsecured basis under one or more indentures between us and Wells Fargo Bank, National Association, as trustee. We refer to any such indenture as the senior indenture. We may issue subordinated debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, our senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “us” or “we” mean Exterran Holdings, Inc. only.

Provisions Applicable to Each Indenture

General.  The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

Unless we inform you otherwise in the applicable prospectus supplement, the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms.  The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global debt securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of ours or any other entity;

•	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not prohibited by the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets.  The indentures generally permit a consolidation or merger between us and another entity. They also permit us to sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any entity unless:

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•	if we are not the continuing entity, the resulting entity or transferee assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indenture and the debt securities.

Upon any such consolidation or merger in which we are not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving us, the resulting entity or transferee will be substituted for us under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, we will be released from the applicable indenture.

Events of Default.  Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest when due on that series of debt securities for 30 days;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to make any sinking fund payment when required for that series for 30 days;

•	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of each series of debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Exterran Holdings, Inc.;

•	specified events involving the guarantees; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of:

•	with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

•	with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the applicable indenture.

Modification and Waiver.  Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of each series issued under that indenture that are affected by the amendment or supplement consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of that series issued in any material respect; and

•	to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance.  When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the consolidation, merger and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law.  New York law will govern the indentures and the debt securities.

Trustee.  Wells Fargo Bank, National Association will be the trustee under each indenture.

If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer.  The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent.  Unless we inform you otherwise in the prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in the prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless we inform you otherwise in the prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices.  Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities.  We will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities.  The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination.  Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of ours, unless the debt states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of the Company or any other entity. We may issue warrants independently or together with any other securities, and warrants may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent that we will name in the prospectus supplement. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the prospectus supplement relating to the offering. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways: (1) directly to one or more purchasers; (2) through agents; (3) through underwriters, brokers or dealers; or (4) through a combination of any of these methods of sale.

The prospectus supplement will include the following information:

•	the terms of the offering,

•	the names of any underwriters or agents,

•	the name or names of any managing underwriter or underwriters,

•	the purchase price of the securities,

•	the net proceeds to us from the sale of the securities,

•	any delayed delivery arrangements,

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Baker Botts L.L.P., Houston, Texas, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Exterran’s Current Report on Form 8-K dated June 3, 2009, and the effectiveness of Exterran’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the retroactive application of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment to ARB No. 51 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2006 before the effects of the adjustments to retrospectively reflect (1) the change in classification of supply chain costs within the consolidated statement of operations, (2) the effect of the reverse stock split on Hanover’s outstanding common stock and earnings per share calculations, and (3) the change in the composition of reportable segments including the reclassification on the consolidated statement of operations of the related revenues and costs of sales (excluding depreciation and amortization), all described in Note 1 (not separately included or incorporated by reference in this Prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The adjustments to those financial statements to retrospectively reflect (1) the change in classification of supply chain costs within the consolidated statement of operations, (2) the effect of the reverse stock split on Hanover’s outstanding common stock and earnings per share calculations, and (3) the change in the composition of reportable segments including the reclassification on the consolidated statement of operations of the related revenues and costs of sales (excluding depreciation and amortization) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2006 incorporated in this Prospectus by reference to the Current Report on Form 8-K dated June 3, 2009, have been so incorporated in reliance on the reports of (i) PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively reflect (1) the change in classification of supply chain costs within the consolidated statement of operations, (2) the effect of the reverse stock split on Hanover’s outstanding common stock and earnings per share calculations, and (3) the change in the composition of reportable segments including the reclassification on the consolidated statement of operations of the related revenues and costs of sales (excluding depreciation and amortization), and (ii) Deloitte & Touche LLP solely with respect to the adjustments to those financial statements to retrospectively reflect (1) the change in classification of supply chain costs within the consolidated statement of operations, (2) the effect of the reverse stock split on Hanover’s outstanding common stock and earnings per share calculations, and (3) the change in the composition of reportable segments including the reclassification on the consolidated statement of operations of the related revenues and costs of sales (excluding depreciation and amortization), given upon their authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by Exterran Holdings, Inc. (“we,” “us,” “our” or the “Company”) in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous fees and expenses	(2)

Total	$(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of (i) the Delaware General Corporation Law (the “DGCL”), (ii) the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), (iii) the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), (iv) indemnification agreements the Company has entered into with its directors and certain executive officers (the “Indemnification Agreements”) and (v) the Agreement and Plan of Merger, dated as of February 5, 2007, as amended (the “Merger Agreement”), among the Company, Hanover Compressor Company (“Hanover”), Universal Compression Holdings, Inc. (“Universal”), and certain of their subsidiaries. This description is intended as a summary only and is qualified in its entirety by reference to the DGCL, the Certificate of Incorporation, the Bylaws, the Indemnification Agreements and the Merger Agreement.

Delaware General Corporation Law

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Certificate of Incorporation

Article Eight of the Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of Article Eight of the Bylaws by the stockholders shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Bylaws

The Bylaws provide that the Company will indemnify to the fullest extent permitted by Delaware law, including the DGCL as described above, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal proceeding (whether or not an action by or in right of the Company), by reason of the fact that he or she is or was a director or officer of the Company, or, while serving as a director or officer of the Company, is or was serving at the Company’s request as a director, officer, employee or agent of another entity, or by reason of any action alleged to have been taken or omitted in such capacity against all expense, liability and loss (including attorneys’ fees) reasonably incurred or suffered. However, except with respect to certain proceedings to enforce rights to indemnification as described below, the Company will indemnify any such officer or director in connection with a proceeding initiated by that officer or director only if the proceeding was authorized by the Company’s board of directors.

This right to indemnification also includes the right to be paid in advance expenses (including attorneys’ fees) incurred in defending any such proceeding to the fullest extent permitted by Delaware law. However, if the DGCL requires an advancement of expenses incurred by an officer or director in his or her capacity as such (and not in any other capacity in which service was or is rendered), the Company will advance expenses only upon delivery to it of an undertaking by or on behalf of the officer or director, to repay all amounts advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the officer or director is not entitled to be indemnified for expenses incurred.

In any suit brought by an officer or director to enforce a right to indemnification or in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, as described in the paragraph above, if the officer or director is successful, in whole or in part, he or she is entitled to be paid the expense of prosecuting or defending the suit.

The Bylaws further provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in right of the Company) by reason of the fact that the person is or was an employee (other than an officer) or agent of the Company, or, while serving as an employee (other than an officer) or agent of the Company, is or was serving at the Company’s request as a director, officer, employee or agent of another entity, to the extent (i) permitted by Delaware law, and (ii) authorized in the sole discretion of the Company’s Chief Executive Officer and at least one other of the following officers of the Company: the President, the Chief Financial Officer, or the General Counsel. The Company may, to the extent permitted by Delaware law and authorized as described in (ii) of the preceding sentence, pay expenses (including attorneys’ fees) reasonably incurred by any employee or agent of the Company in defending any proceeding in advance of the final disposition, upon terms and conditions that the officer authorizing such expense advancement may determine in his or her sole discretion.

The rights and authority relating to indemnification conferred by the Bylaws are not exclusive of any other right that any person seeking indemnification or advancement of expenses from the Company may have or acquire.

Indemnification Agreements

Under the Indemnification Agreements the Company has agreed to advance expenses to, and indemnify, each of its directors and executive officers to the fullest extent allowed under applicable law. Each Indemnification Agreement also establishes guidelines as to the defense and settlement of claims by the parties. The Indemnification Agreements do not expand the indemnification of the directors and officers beyond the maximum permitted by the DGCL.

Notwithstanding the foregoing, the following are generally excluded from coverage under the Indemnification Agreements:

•	claims covered by any insurance or other indemnity provisions;

•	liability under Section 16(b) of the Securities Act; and

•	proceedings initiated by the putative indemnitee without prior approval of our board of directors (other than proceedings brought to enforce an indemnitee’s rights under his or her indemnification agreement).

The Company also provides insurance pursuant to which its directors and officers will be indemnified or insured against liability or loss asserted against them in their capacities as directors or officers or arising out of that status. This insurance is subject to various deductibles and exclusions from coverage.

Merger Agreement

Pursuant to the Merger Agreement, the Company has agreed that, for six years following the August 20, 2007 merger date, it will indemnify and hold harmless and advance expenses to, to the greatest extent permitted by law as of the date of the Merger Agreement, the individuals who at or prior to the merger date were officers and directors of Hanover, Universal or their respective subsidiaries with respect to all acts or omissions by them in their capacities as such or taken at the request of Hanover, Universal or any of their respective subsidiaries at any time prior to the merger date. The Company also has agreed to honor all indemnification agreements, expense advancement and exculpation provisions with the individuals identified in the preceding sentence (including under Hanover’s or Universal’s certificates of incorporation or bylaws) in effect as of the date of the Merger Agreement, in accordance with the terms of those agreements or provisions.

The Merger Agreement also provides that for a period of six years after the merger date, the Company will cause to be maintained officers’ and directors’ liability insurance covering all officers and directors of Hanover and Universal who are, or at any time prior to the consummation of the mergers were, covered by Hanover’s or Universal’s existing officers’ and directors’ liability insurance policies on terms substantially no less advantageous than the existing policies, provided that the Company will not be required to pay annual premiums in excess of 200% of the last annual premium paid by Hanover or Universal, as applicable, prior to the date of the Merger Agreement, but in such case will purchase as much coverage as reasonably practicable for that amount.

Item 16.	Exhibits

No.	Description

2.1	Agreement and Plan of Merger, dated as of February 5, 2007, by and among Hanover Compressor Company, Universal Compression Holdings, Inc., Iliad Holdings, Inc., Hector Sub, Inc. and Ulysses Sub, Inc., incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed August 20, 2007

No.	Description

2.2	Amendment No. 1, dated as of June 25, 2007, to Agreement and Plan of Merger, dated as of February 5, 2007, by and among Hanover Compressor Company, Universal Compression Holdings, Inc., Exterran Holdings, Inc. (formerly Iliad Holdings, Inc.), Hector Sub, Inc. and Ulysses Sub, Inc., incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed August 20, 2007
2.3	Contribution, Conveyance and Assumption Agreement, dated June 25, 2008, by and among Exterran Holdings, Inc., Hanover Compressor Company, Hanover Compression General Holdings, LLC, Exterran Energy Solutions, L.P., Exterran ABS 2007 LLC, Exterran ABS Leasing 2007 LLC, EES Leasing LLC, EXH GP LP LLC, Exterran GP LLC, EXH MLP LP LLC, Exterran General Partner, L.P., EXLP Operating LLC, EXLP Leasing LLC and Exterran Partners, L.P., incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed June 26, 2008
4.1	Restated Certificate of Incorporation of Exterran Holdings, Inc., incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed August 20, 2007
4.2	Second Amended and Restated Bylaws of Exterran Holdings, Inc., incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Eighth Supplemental Indenture, dated August 20, 2007, by and between Hanover Compressor Company, Exterran Holdings, Inc., and U.S. Bank National Association, as Trustee, for the 4.75% Convertible Senior Notes due 2014, incorporated by reference to Exhibit 10.15 of the Company’s Current Report on Form 8-K filed August 23, 2007
5.1	Opinion of Baker Botts L.L.P.
12.1	Calculation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1	Powers of Attorney (set forth on the signature page of this Registration Statement)
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee with respect to the Subordinated Indenture or (v) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 3rd day of June, 2009.

EXTERRAN HOLDINGS, INC.

By:	/s/ J. MICHAEL ANDERSON
Name:     J. Michael Anderson

Title:	Chief Financial Officer and Senior Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Snider, Ernie M. Danner, J. Michael Anderson and Donald C. Wayne and each of them severally as his or her true and lawful attorneys-in-fact and agents, with power to act, with or without the other, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including post-effective amendments) to this Registration Statement and any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of June, 2009.

Signature	Title

/s/ STEPHEN A. SNIDER Stephen A. Snider	Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. MICHAEL ANDERSON J. Michael Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ KENNETH R. BICKETT Kenneth R. Bickett	Vice President — Finance and Accounting (Principal Accounting Officer)

/s/ ERNIE L. DANNER Ernie L. Danner	President, Chief Operating Officer and Director

/s/ JANET F. CLARK Janet F. Clark	Director

Signature	Title

/s/ URIEL E. DUTTON Uriel E. Dutton	Director

/s/ GORDON T. HALL Gordon T. Hall	Director

/s/ J.W.G. HONEYBOURNE J.W.G. Honeybourne	Director

/s/ JOHN E. JACKSON John E. Jackson	Director

/s/ MARK A. MCCOLLUM Mark A. McCollum	Director

/s/ WILLIAM C. PATE William C. Pate	Director

/s/ STEPHEN M. PAZUK Stephen M. Pazuk	Director

/s/ CHRISTOPHER T. SEAVER Christopher T. Seaver	Director

INDEX TO EXHIBITS

No.	Description

2.1	Agreement and Plan of Merger, dated as of February 5, 2007, by and among Hanover Compressor Company, Universal Compression Holdings, Inc., Iliad Holdings, Inc., Hector Sub, Inc. and Ulysses Sub, Inc., incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed August 20, 2007
2.2	Amendment No. 1, dated as of June 25, 2007, to Agreement and Plan of Merger, dated as of February 5, 2007, by and among Hanover Compressor Company, Universal Compression Holdings, Inc., Exterran Holdings, Inc. (formerly Iliad Holdings, Inc.), Hector Sub, Inc. and Ulysses Sub, Inc., incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed August 20, 2007
2.3	Contribution, Conveyance and Assumption Agreement, dated June 25, 2008, by and among Exterran Holdings, Inc., Hanover Compressor Company, Hanover Compression General Holdings, LLC, Exterran Energy Solutions, L.P., Exterran ABS 2007 LLC, Exterran ABS Leasing 2007 LLC, EES Leasing LLC, EXH GP LP LLC, Exterran GP LLC, EXH MLP LP LLC, Exterran General Partner, L.P., EXLP Operating LLC, EXLP Leasing LLC and Exterran Partners, L.P., incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed June 26, 2008
4.1	Restated Certificate of Incorporation of Exterran Holdings, Inc., incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed August 20, 2007
4.2	Second Amended and Restated Bylaws of Exterran Holdings, Inc., incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Eighth Supplemental Indenture, dated August 20, 2007, by and between Hanover Compressor Company, Exterran Holdings, Inc., and U.S. Bank National Association, as Trustee, for the 4.75% Convertible Senior Notes due 2014, incorporated by reference to Exhibit 10.15 of the Company’s Current Report on Form 8-K filed August 23, 2007
5.1	Opinion of Baker Botts L.L.P.
12.1	Calculation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1	Powers of Attorney (set forth on the signature page of this Registration Statement)
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee with respect to the Subordinated Indenture or (v) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.